Exhibit 10.1

Prudential Equity Group, LLC

One New York Plaza, 15th Floor

New York, New York 10292

March 30, 2004

World Monitor Trust

Prudential Securities Futures Management Inc.

One New York Plaza, 13th Floor

New York, New York 10292

Re: Consent to Assignment and Assumption of Brokerage Agreement

Reference is hereby made to the Brokerage Agreement by and between World Monitor Trust (the “Trust”) and Prudential Equity Group, LLC (f/k/a Prudential Securities Incorporated (“PEG”)), dated as of March 24, 1998 (the “Agreement”).

In connection with the transfer, effective as of January 1, 2004 (the “Effective Date”), of PEG’s futures and derivatives business to PFDS Holdings LLC (“Holdings”), and the further transfer of that business to Prudential Financial Derivatives, LLC, a wholly-owned subsidiary of Holdings (“PFD”), PEG hereby assigns, transfers and sets over to PFD all the rights, title and interest, powers, privileges and remedies of PEG under the Agreement, and PEG hereby delegates, and PFD hereby assumes, all duties, liabilities and obligations of PEG under the Agreement, with the same force and effect as if PFD had been an original party to the Agreement, which assignment, delegation and assumption (the “Assignment”) shall be effective as of 12:01 a.m. on the Effective Date. As of the Effective Date, the Agreement shall be deemed to have been amended to delete all references to PEG as a party thereto and to substitute therefor references to PFD.

Any information set forth in the Agreement relating to PEG’s names and addresses for communications between the parties shall be deemed to have been deleted and replaced by the information relating to PFD set forth below:

Prudential Financial Derivatives, LLC

One New York Plaza, 13th Floor

New York, New York 10292

Attention: Richard H. Hulit, Jr.

The Trust hereby consents to the Assignment of the Agreement and the resulting assignment of rights and delegation of duties as set forth above. The Trust releases PEG from any and all obligations and liabilities arising under the Agreement, excluding any obligation or liability under the Agreement arising in connection with transactions that were effected prior to the Effective Date. Further, the Trust agrees to look solely to (a) PEG to satisfy and perform all liabilities and obligations under the Agreement arising before the Effective Date, and (b) PFD to satisfy and perform all liabilities and obligations under the Agreement arising after the Effective Date.

PFD agrees that the Assignment of the Agreement to PFD will not diminish or otherwise adversely affect any of the Trust’s rights under the Agreement, all of which are hereby ratified and confirmed and shall remain in full force and effect. This consent may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

PRUDENTIAL EQUITY GROUP, LLC

By:	/s/ MICHAEL J. DUGAN

Name: Michael J. Dugan Title: Chief Financial Officer

PRUDENTIAL FINANCIAL DERIVATIVES, LLC

By:	/s/ RICHARD H. HULIT, JR.

Name: Richard H. Hulit, Jr. Title: Sr. Vice President

AGREED AND ACCEPTED:

WORLD MONITOR TRUST

By: Prudential Securities Futures Management Inc., Managing Owner

By:	/s/ BRIAN J. MARTIN

Name: Brian J. Martin Title: President